Exhibit 11
                         THERMO INSTRUMENT SYSTEMS INC.

                        Computation of Earnings per Share

                                                      Three Months Ended
                                                 ----------------------------
                                                     June 29,         July 1,
                                                         1996            1995
   --------------------------------------------------------------------------
   Computation of Fully Diluted Earnings
     per Share:

   Income:
     Net income                                  $ 35,296,000    $ 18,673,000

     Add: Convertible obligation interest,
          net of tax                                1,055,000       1,443,000
                                                 ------------    ------------
     Income applicable to common stock
       assuming full dilution (a)                $ 36,351,000    $ 20,116,000
                                                 ------------    ------------
   Shares:
     Weighted average shares outstanding           95,073,737      90,332,213

     Add: Shares issuable from assumed
          conversion of convertible
          obligations                              11,281,008      15,672,274

          Shares issuable from assumed
          exercise of options (as determined
          by the application of the treasury
          stock method)                             1,047,598         574,586
                                                 ------------    ------------

     Weighted average shares outstanding,
       as adjusted (b)                            107,402,343     106,579,073
                                                 ------------    ------------

   Fully Diluted Earnings per Share (a)/(b)
                                                 $        .34    $        .19
                                                 ============    ============
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                                                                    Exhibit 11
                         THERMO INSTRUMENT SYSTEMS INC.

                  Computation of Earnings per Share (continued)


                                                       Six Months Ended
                                                 ----------------------------
                                                     June 29,         July 1,
                                                         1996            1995
   --------------------------------------------------------------------------
   Computation of Fully Diluted Earnings
     per Share from Continuing Operations:

   Income:
     Income from continuing operations           $ 69,339,000    $ 35,587,000

     Add: Convertible obligation interest,
          net of tax                                2,404,000       2,960,000
                                                 ------------    ------------

     Income applicable to common stock
       assuming full dilution (a)                $ 71,743,000    $ 38,547,000
                                                 ------------    ------------
   Shares:
     Weighted average shares outstanding           93,474,351      89,848,430

     Add: Shares issuable from assumed
          conversion of convertible
          obligations                              12,863,360      16,126,486

          Shares issuable from assumed
          exercise of options (as determined
          by the application of the treasury
          stock method)                             1,047,598         574,587
                                                 ------------    ------------

     Weighted average shares outstanding,
       as adjusted (b)                            107,385,309     106,549,503
                                                 ------------    ------------
   Fully Diluted Earnings per Share
     from Continuing Operations (a)/(b)          $        .67    $        .36
                                                 ============    ============
PAGE
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                                                                    Exhibit 11
                         THERMO INSTRUMENT SYSTEMS INC.

                  Computation of Earnings per Share (continued)


                                                       Six Months Ended
                                                 ----------------------------
                                                     June 29,         July 1,
                                                         1996            1995
   --------------------------------------------------------------------------
   Computation of Fully Diluted Earnings
     per Share:

   Income:
     Net income                                  $ 69,339,000    $ 35,589,000

     Add: Convertible obligation interest,
          net of tax                                2,404,000       2,960,000
                                                 ------------    ------------

     Income applicable to common stock
       assuming full dilution (a)                $ 71,743,000    $ 38,549,000
                                                 ------------    ------------

   Shares:
     Weighted average shares outstanding           93,474,351      89,848,430

     Add: Shares issuable from assumed
          conversion of convertible
          obligations                              12,863,360      16,126,486

          Shares issuable from assumed
          exercise of options (as determined
          by the application of the treasury
          stock method)                             1,047,598         574,587
                                                 ------------    ------------

     Weighted average shares outstanding,
       as adjusted (b)                            107,385,309     106,549,503
                                                 ------------    ------------

   Fully Diluted Earnings per Share (a)/(b)      $        .67    $        .36
                                                 ============    ============